Exhibit 23.1
Consent of Independent Certified Public Accountants

RAE Systems Inc.
Sunnyvale, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 25, 2002, except for Note 17, as to which the date is April 9, 2002, relating to the consolidated financial statements of RAE Systems Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO Seidman, LLP
BDO Seidman, LLP
San Jose, California

May 30, 2002